Exhibit 99.1

Monolithic System Technology, Inc. Reports First Quarter 2006 Financial Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--May 2, 2006--Monolithic System Technology, Inc. (MoSys), (Nasdaq:MOSY), the industry's leading provider of high-density system-on-chip (SoC) embedded memory, today reported financial results for its first quarter ended March 31, 2006.

    -- Total revenue of $3.5 million as compared to $2.4 million for the quarter ended December 31, 2005

    --  GAAP net loss of $974,000 or ($0.03) per share

    -- Non-GAAP net loss of $371,000 or ($0.01) per share as compared to a non-GAAP net loss of $1,359,000 or ($0.04) per share for the quarter ended December 31, 2005 (See table of reconciliation to GAAP net loss in supplemental information)

    First Quarter Results

    Total net revenue for the first quarter increased to $3.5 million, compared to $2.4 million in the fourth quarter of 2005 and $2.7 million recorded for the first quarter of 2005. Total revenue for the quarter was in line with the Company's previously announced guidance range of $3.0 million to $4.0 million.
    Total revenue for the first quarter included licensing revenue of $2.3 million, compared to $1.3 million in the previous quarter and $1.2 million in the same period a year ago. Royalty revenue for the first quarter was $1.3 million, compared to $1.1 million in the fourth quarter of 2005 and $1.5 million in the first quarter of 2005. The Company recorded licensing revenue from 12 different chip development projects compared to 15 in the fourth quarter and royalty revenue from 19 different licensees compared to 17 in the previous quarter.
    "We expect the average dollar amount of our licensing contracts to increase as our licensees look to us to provide larger memory size macros at advanced geometries. The number of royalty paying licensees is also trending upward as our licensees are more rapidly moving from the development phase to the production phase by utilizing our pre-configured macros to shorten their time-to-market," commented Chet Silvestri, Chief Executive Officer of MoSys.
    The gross margin percentage was 90 percent in the first quarter of 2006 and the fourth quarter of 2005, and 83 percent in the first quarter of 2005. The non-GAAP gross margin percentage for the first quarter of 2006, which excludes stock-based compensation charges, was 92%.
    Under generally accepted accounting principles (GAAP), total operating expenses for the first quarter were $4.6 million, which included approximately $190,000 of legal expenses related to the UniRam litigation. On a non-GAAP basis, total operating expenses for the first quarter of 2006 were $4.0 million.
    Net loss for the quarter, on a GAAP basis, was $974,000 or a loss of ($0.03) per diluted share, including stock-based compensation expense under Statement of Financial Accounting Standard No. 123R (FAS
123R) of $603,000. This compares to a net loss of $1.1 million, or ($0.04) per diluted share, in the fourth quarter of 2005 and to a net loss of $1.4 million, or ($0.04) per diluted share in the first quarter of 2005.
    The non-GAAP net loss for the first quarter, which excludes only these stock-based compensation charges, was $371,000, or a loss of ($0.01) per share. Per share amounts were computed using 31,022,000 shares outstanding for the quarter. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables following the text of this press release.
    Cash, cash equivalents and both long and short-term investments totaled approximately $85.4 million as of March 31, 2006 compared to approximately $86.0 million as of December 31, 2005.
    "We are pleased with the strong customer interest in our 1T-SRAM Technology and the progress we are making towards finalizing a number of 65nm agreements," commented Chet Silvestri. "The industry is moving very quickly to implement new designs in 65nm. Our high density memory technology is easily scalable to 65nm and is rapidly becoming the memory of choice for high volume consumer electronics applications."

    Business Outlook for the Second Quarter of 2006

    MoSys expects total revenue for the second quarter of 2006 to range from $3.5 million to $4.5 million.

    First Quarter 2006 Financial Results Webcast/Conference Call

    MoSys management will host a conference call and webcast with investors today, May 2, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss the first quarter financial results and the business outlook going forward. Investors and other interested parties may access the call by dialing 866-362-4666 in the U.S. (617-597-5313 outside of the U.S.), and entering the passcode 39834270 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode
56604748.

    Use of Non-GAAP Financial Measures

    To supplement MoSys' consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), MoSys uses non-GAAP financial measures that exclude from the income statement the effects of stock-based compensation and the effects of our adoption of SFAS 123R upon the number of diluted shares used in calculating non-GAAP loss per share. MoSys' management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators MoSys' management uses for planning and forecasting future performance. In addition, MoSys believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters, particularly in light of the Company's adoption of the modified prospective transition method under SFAS 123R, which requires application of the accounting standard as of January 1, 2006 but not for prior periods. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table immediately below the Condensed Consolidated Statements of Operations. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the Form 8-K dated May 2, 2006 that we have submitted to the Securities and Exchange Commission.

    Forward Looking Statements

    This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM technology.
    Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technologies and embedded memory designs, the timing and nature of customer requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees' products such as cell phone hand sets, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time, the vigor and growth of markets served by our licensees and customers and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

    About MoSys, Inc.

    Founded in 1991, MoSys (Nasdaq:MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys' patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys' licensees have shipped more than 100 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.
    1T-SRAM(R) is a MoSys trademark registered in the U.S. Patent and Trademark Office. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.


                  MONOLITHIC SYSTEM TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)

                                                Three Months Ended
                                                    March 31,
                                                2006        2005
                                             ----------- ------------
                                             (unaudited) (unaudited)
Net Revenue
   Product                                           $-           $4
   Licensing                                      2,268        1,213
   Royalty                                        1,254        1,466
                                             ----------- ------------
        Total net revenue                         3,522        2,683

Cost of Net Revenue
   Product                                            -            -
   Licensing                                        353          466
                                             ----------- ------------
        Total cost of net revenue                   353          466

Gross Profit                                      3,169        2,217

Operating Expenses:
   Research and development                       1,952        1,603
   Selling, general and administrative            2,629        2,476
                                             ----------- ------------
        Total operating expenses                  4,581        4,079

   Loss from operations                          (1,412)      (1,862)

   Other Income/Expenses                            452          513
                                             ----------- ------------
        Loss before income taxes                   (960)      (1,349)

   Provision for income taxes                       (14)         (20)
                                             ----------- ------------

Net loss                                          $(974)     $(1,369)
                                             =========== ============

Net loss per share
   Basic                                         ($0.03)      ($0.04)
   Diluted                                       ($0.03)      ($0.04)

Shares used in computing net loss per share
   Basic                                         31,022       30,442
   Diluted                                       31,022       30,442

Supplemental Information:

Non-GAAP financial measures and
 reconciliation

   GAAP net loss                                  $(974)     $(1,369)
        Stock compensation expense
            - Cost of revenue                        52            -
            - Research and development              227            -
              Selling, general and
            -  administrative                       324           10
                                              ---------- ------------
              Total stock compensation expense      603           10

   Non-GAAP net loss                              $(371)     $(1,359)
                                              ========== ============

   GAAP net loss per share                       $(0.03)      $(0.04)
        Reconciling item:
            - Stock compensation expense           0.02            -
                                             ----------- ------------
   Non-GAAP net loss per share: Basic and
    Diluted                                      $(0.01)      $(0.04)
                                             =========== ============

   Shares used in computing non-GAAP net loss
    per share
        Basic                                    31,022       30,442
        Diluted                                  31,022       30,442



                  MONOLITHIC SYSTEM TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                              March 31,  December 31,
                                                2006        2005 (a)
                                             ----------- ------------
                                             (unaudited)
Assets:
   Current assets:
        Cash, cash equivalents and short-term
         investments                            $74,295      $68,650
        Accounts receivable - net                   581          638
        Unbilled contract receivable              1,288          368
        Prepaid expenses and other assets         2,726        2,632
                                             ----------- ------------
              Total current assets               78,890       72,288

   Long-term investments                         11,117       17,339
   Property and equipment - net                   1,010        1,121
   Goodwill                                      12,326       12,326
   Other assets                                     565          563
                                             ----------- ------------
              Total assets                     $103,908     $103,637
                                             =========== ============


Liabilities and Stockholders' Equity:
   Current liabilities:
        Accounts payable                           $174         $236
        Accrued expenses and other
         liabilities                              2,636        2,564
        Deferred revenue                            516        1,309
                                             ----------- ------------
              Total current liabilities           3,326        4,109

    Long-term portion of restructuring
     liability                                      161          196

   Stockholders' equity:
        Common stock, additional paid-in
         capital and others                     102,229      100,166
        Accumulated deficit                      (1,808)        (834)
                                             ----------- ------------
              Total stockholders' equity        100,421       99,332

              Total liabilities and
               stockholders' equity            $103,908     $103,637
                                             =========== ============

(a) Derived from Audited Financial Statements



    CONTACT: MoSys, Sunnyvale
             Jim Pekarsky, 408-731-1846
             jimp@mosys.com
             or
             Shelton Investor Relations
             Beverly Twing, 972-239-5119 x126
             btwing@sheltongroup.com